1 PROPOSED ACQUISITION OF ATMEL CORPORATION October 2008 Exhibit 99.2

Safe Harbor
Cautionary Statement:
Statements in these materials, including those regarding Microchip Technology Incorporated’s (“Microchip”) and ON
Semiconductor Corporation’s (“ON Semiconductor”) joint proposal to acquire Atmel Corporation (“Atmel”) and the expected impact of the proposed acquisitions on each of Microchip’s and ON Semiconductor’s strategic and operational plans and financial results, may contain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995.  We use words such as “anticipate”, “believe”, “expect”, “intend”, “estimate” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements.  These forward-looking statements are subject to business and economic risk and reflect the current expectations of each of
Microchip’s and/or ON Semiconductor’s management, as applicable, and involve subjects that are inherently uncertain and difficult to predict.  Actual results could differ materially from these forward-looking statements because of factors such as: the possibility that Microchip’s and ON Semiconductor’s joint proposal to acquire Atmel will be rejected by
Atmel’s board of directors or shareholders; the possibility that ON Semiconductor will not be able to obtain sufficient financing; the possibility that Microchip and ON Semiconductor will be unable to reach agreement on the terms of the sale of certain Atmel assets; the possibility that, even if Microchip’s and ON Semiconductor’s proposal is accepted, the transaction will not close or that the closing may be delayed; the effect of the announcement of the proposal on each of
Microchip’s, ON Semiconductor’s and Atmel’s strategic relationships, operating results and businesses generally, including the ability to retain key employees; each of Microchip’s and ON Semiconductor’s ability to successfully integrate Atmel’s operations and employees; general economic conditions; and other factors described in Microchip’s
SEC filings (including Microchip’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Quarterly
Report on Form 10-Q for the quarter ended June 30, 2008) and ON Semiconductor’s SEC filings (including ON
Semiconductor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Report on
Form 10-Q for the quarter ended June 27, 2008).  If any of these risks or uncertainties materializes, the joint proposal may not be accepted, the acquisitions may not be consummated, the potential benefits of the acquisitions may not be realized, Microchip’s, ON Semiconductor’s and/or Atmel’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. All information in these materials is as of October 2, 2008.  Each of Microchip and ON Semiconductor undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Transaction Summary
Microchip and ON Semiconductor have submitted a joint proposal to acquire Atmel
Microchip to acquire the Microcontroller ($513M LTM revenue) and ASIC ($496M
LTM revenue) businesses
ON Semiconductor to acquire the NVM ($385M LTM revenue), RF and Auto
($282M LTM revenue) businesses
Microchip intends to sell the ASIC business either before completing the transaction or shortly thereafter.  Not a closing condition
The ASIC business will be accounted for as an asset held for sale if not sold prior to close
Price: $5.00 per share in cash
52.4% premium to Atmel’s closing price on October 1, 2008
Transaction has a total equity value of $2.3 billion on a fully diluted basis
Transaction expected to be accretive to Microchip’s non-GAAP EPS in full first year
Transaction expected to be accretive to ON Semiconductor’s non-GAAP EPS in full first year

Microchip Transaction Rationale
Combines
complementary
businesses
Broadens market
presence
Drives efficiencies
through scale
Atmel has strong momentum in proprietary AVR architecture
Broad product line with 8- and 32-bit solutions
Broad base of technology building blocks - memory, connectivity, touch sense and security
Significant opportunities to drive operational synergies across COGS, SG&A and
R&D
Leverage sales channels to broaden reach of MCU products
Optimize redundant R&D spending
Exploit low-cost manufacturing capabilities
Eliminate redundant G&A costs
Enhances Microchip’s opportunities in 8-bit segment
Extends Microchip’s 32-bit offering and segment opportunities with AVR32 and
ARM based solutions
Expands Microchip’s fast growing mTouch™ solutions with Atmel’s QTouch®
solutions for touch sensing applications

Atmel’s MCU Business
AVR 8-bit
AVR 32-bit
ARM-based
8051 8-bit
Over 100 AVR products
Proprietary architecture
High performance, low power, high code density, flash
program memory & highly integrated
Based on standard 32-bit ARM7 and ARM 9
architectures
Valuable 200+ MIPS 32-bit flash MCU technology
Based on standard 8051 CPU
2KB to 128KB of embedded flash memory
Source: Atmel website and 2007 annual report
MCU Architectures:
AVR
ARM/
8051
LTM revenues:
$513mm
CY04-CY07
CAGR:
11%

MCU Product Line Synergy
8-bit
PIC10, PIC12
PIC16, PIC18
Significant Growth
Opportunity
Microchip Strength
Fastest growth 16-bit
Atmel Strength
Growth Opportunity
Best In Class Solutions
Growth Opportunity
16-bit
PIC24
dsPIC
32-bit
PIC32
mTouch™ Technology
8-bit
AVR
8051
16-bit
32-bit
AVR32
ARM7, ARM9
QTouch® Technology

Highly complementary
Increases SAM / BOM
New opportunities in RFID & GPS
ON Semiconductor Transaction
Rationale
Creates Automotive and EEPROM leader
Further extends analog transformation
Adds complementary products with limited incremental operating expenses
Drives scale & cash flow: >$2.7B revenues & in-line operating model to LT target model
Investor Highlights
Consolidates
Strengths in Products
and End Markets
Enhances ability to deliver complete solutions to its customer base
Significant synergies in geography, revenue and channel
Leverages ON Semiconductor’s customer base and supply chain
Significant Product
and Customer Benefits
Operating expense synergies by leveraging ON Semiconductor’s existing automotive design and customer support infrastructure
Significant cost efficiencies in migrating products to ON Semiconductor’s fab network and utilizing ON Semiconductor’s low cost assembly and test factories
Expect EPS accretion and opportunity to improve margins
Significant
Opportunities to
Enhance Earnings
Strong combined portfolio
Broadens standard product
portfolio

All Cash Premium Proposal vs. the Status Quo
of Atmel’s Incomplete Turnaround Plan
Atmel has struggled to execute on its transformation plan
Atmel’s strategy continues to include its underperforming ASIC and Auto businesses, which do not have the scale to successfully compete in the marketplace
The changes Atmel has implemented have only led to modest
improvements in operating results.  Operating margin for Atmel’s microcontroller business continues to significantly lag behind Microchip
The current competitive and macroeconomic landscape only serve to magnify Atmel’s operational challenges
Despite implementing some strategic changes, Atmel’s stock has dropped by 46% over the past 2 years.  Over the same period, Microchip and ON
Semiconductor have performed significantly better than Atmel

Next Steps to Transaction
Completion
Microchip and ON Semiconductor are committed to moving forward on an expedited basis to complete the transaction
Microchip and ON Semiconductor are prepared to begin
confirmatory due diligence immediately
Commence regulatory process
Atmel, Microchip and ON Semiconductor negotiate and sign
merger agreement and ancillary purchase agreement
Customary conditions to closing, including receipt of regulatory approvals
Transaction closes
Microchip and ON Semiconductor are fully committed to completing transaction – have not ruled out any potential options